EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2025, relating to the consolidated financial statements of UFP Industries, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the period ended December 28, 2024.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan

June 20, 2025